UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DATAWATCH CORPORATION
(Name of Registrant as Specified in Its Charter)

POTRERO CAPITAL RESEARCH PARTNERS, LP POTRERO CAPITAL RESEARCH PARTNERS II, LP POTRERO CAPITAL RESEARCH, LLC JACK RIPSTEEN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Potrero Capital Research, LLC, together with the other participants named herein (“Potrero Capital”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit “withhold” votes against the election of the incumbent directors of Datawatch Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On March 8, 2016, Potrero Capital issued the following press release:

POTRERO CAPITAL RELEASES INVESTOR PRESENTATION OUTLINING
NEED FOR IMMEDIATE CHANGE AT DATAWATCH

Urges Stockholders to Hold Datawatch Board Accountable at Upcoming Annual Meeting

SAN FRANCISCO, CA - March 8, 2016 – Potrero Capital Research, LLC, together with its affiliates (“Potrero Capital”), one of the largest stockholders of Datawatch Corporation (“Datawatch” or the “Company”) (NASDAQ:DWCH) with ownership of approximately 5.6% of Datawatch’s outstanding shares of common stock, today announced it has filed a detailed presentation with the Securities and Exchange Commission (“SEC”) explaining its belief that urgent change is needed to Datawatch’s Board of Directors (the “Board”).

In the presentation, Potrero Capital explained its views regarding why immediate change is necessary to the Board, including the Company’s repeated underperformance of the market and its peer group, the mismanagement and failed execution the Company has suffered from under its current leadership and the poor corporate governance of the Company that Potrero Capital believes is eroding stockholder value. Potrero Capital intends to solicit support to “withhold” votes from Datawatch’s incumbent directors at the Company’s upcoming 2016 annual meeting of stockholders to send a clear message that it is time for change at Datawatch.

Potrero Capital’s presentation is available on the SEC’s website and can be viewed by clicking the following link: http://tinyurl.com/DWCH-Presentation-Potrero

About Potrero Capital Research:

Potrero Capital Research, LLC is an investment firm headquartered in San Francisco, CA focused on small-cap equity securities.

Investor contact:
Jack Ripsteen
Potrero Capital Research, LLC
(415) 576-1103

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Potrero Capital Research, LLC, together with the other participants named herein (“Potrero Capital”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit “withhold” votes against the election of the incumbent directors of Datawatch Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders.

POTRERO CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Potrero Capital Research Partners, LP (“PCAP”), Potrero Capital Research Partners II, LP (“PCAP II”), Potrero Capital Research, LLC (“Potrero Capital Research”) and Jack Ripsteen.

As of the date hereof, PCAP beneficially owned 258,809 shares of common stock, $0.01 par value per share (“Common Stock”).  As of the date hereof, PCAP II beneficially owned 391,182 shares of Common Stock. Potrero Capital Research, as the investment adviser and general partner of each of PCAP and PCAP II, may be deemed the beneficial owner of the 649,991 shares of Common Stock owned in the aggregate by PCAP and PCAP II.  Mr. Ripsteen, as the Managing Member of Potrero Capital Research, may be deemed the beneficial owner of the 649,991 shares of Common Stock owned in the aggregate by PCAP and PCAP II.